Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$567,776
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,993,344
Dividend Income	33,459
Interest Income	22,750
ETF Transaction Fees	700
Total Income (Loss)	$2,618,029

Expenses
General Partner Management Fees	$7,917
Professional Fees	11,309
Brokerage Commissions	397
Directors' Fees and insurance	426
License fees	676
Total Expenses	$20,725
Net Income (Loss)	$2,597,304

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/25	$15,618,588
Withdrawals ((200,000) Shares)	(1,956,400)
Net Income (Loss)	2,597,304

Net Asset Value End of Month	$16,259,492
Net Asset Value Per Share (1,700,000 Shares)	$9.56

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596